Exhibit 77(q)(1)

                                    EXHIBITS

(b) The text of the Portfolio's investment strategies complying with Rule 35d-1 is substantially the same as the description contained in Item 77D above.

(e)(1) Form of Investment Management Agreement between the Portfolio and ING Investments, LLC - filed as an exhibit to Post-Effective Amendment No. 55 to the Registrant's Form N-1A Registration Statement on April 19, 2002 and incorporated herein by reference.

(e)(2) Form of Sub-Advisory Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. - filed as an exhibit to Post-Effective Amendment No. 55 to the Registrant's Form N-1A Registration Statement on April 19, 2002 and incorporated herein by reference.